Exhibit 21.1

GETTY IMAGES, INC.

SUBSIDIARIES

Subsidiaries of the Registrant	Jurisdiction of Incorporation
3032097 Nova Scotia Limited	Canada
All-Sport (UK) Limited	England and Wales
Allsport Australia Pty Limited	Australia
Allsport Photographic Limited	England and Wales
Allsport Photography USA, Inc.	California
Bavaria Bildagentur Verwaltungsgesellschaft GmbH	Germany
Bongarts Sportfotografie GmbH	Germany
Colorific Photo Library Limited	England and Wales
E-Lance Media GmbH	Germany
Eyewire Partners Company	Canada
Eyewire Services, Inc.	Canada
Eyewire, Inc.	Delaware
FPG Canada, Incorporated	Canada
FPG International Group, Inc.	Delaware
Getty Communications Group Finance Limited	England and Wales
Getty Communications Limited	England and Wales
Getty Images (Austria) GmbH	Austria
Getty Images (Canada), Inc.	Canada
Getty Images (Ireland), Inc.	Delaware
Getty Images (Management Company) LLC	California
Getty Images (Photographers), Inc.	California
Getty Images (Seattle), Inc.	Washington
Getty Images (Thailand) Co., Ltd.	Thailand
Getty Images (UK) Limited	England and Wales
Getty Images (US), Inc.	New York
Getty Images Bvb.A.	Belgium
Getty Images Denmark Ap.S.	Denmark
Getty Images do Brasil Ltda.	Brazil
Getty Images France S.A.S.	France
Getty Images Deutschland GmbH	Germany
Getty Images Film Gmbh & Co. KG	Germany

Getty Images Holland B.V.	The Netherlands
Getty Images Hong Kong Limited	Hong Kong
Getty Images Japan, Inc.	Japan
Getty Images Limited	England and Wales
Getty Images New Zealand Ltd.	New Zealand
Getty Images News Service (PRC) Ltd.	England and Wales
Getty Images News Services (PRC), Inc.	Delaware
Getty Images Pte Limited	Singapore
Getty Images Pty Ltd.	Australia
Getty Images S.L.	Spain
Getty Images Sweden A.B.	Sweden
Getty Images/Chicago, Inc.	Delaware
Hulton Archive Limited	England and Wales
Hulton Getty Holdings Limited	England and Wales
i/us Corporation	Canada
Imagenet Limited	England and Wales
Image.net Holdings Ltd.	England and Wales
IPL E-Pic Pty Limited	Australia
IPL Profile Pty Limited	Australia
iSwoop GmbH	Germany
Jacira Ag	Switzerland
Liaison Agency, Inc.	New York
Mission Studios Limited	England
Photodisc Australia Pty Limited	Australia
Photodisc do Brasil Ltda.	Brazil
Photodisc Europe Limited	England and Wales
Photodisc International, Inc.	Barbados
Photovisual Communications, Inc.	New York
Planet Earth Pictures Limited	England and Wales
R.E.D. Image Pty Limited	Australia
Space Frontiers Limited	England and Wales
Stone America, Inc.	Illinois
Sumer Australasia Pty Limited	Australia
The Image Bank, Inc.	Canada
The Image Bank Unit Trust	Australia
The Telegraph Colour Library Limited	England and Wales
TIB Hong Kong Limited	Hong Kong
TIB London Limited	England and Wales
Tony Stone Associates Limited	England and Wales
Tony Stone Images/Canada, Inc.	Canada

Tri-Energy Productions	California
VCG Deutschland GmbH & Co. KG	Germany
VCG Holdings LLC	Delaware
Visual Communications Group Holdings Limited	England and Wales
Visual Communications Group Limited	England and Wales
Visual Communications Limited	England and Wales